CONTINGENT VALUE RIGHTS AGREEMENT

THIS CONTINGENT VALUE RIGHTS AGREEMENT (this “Agreement”), dated as of August 17, 2026, is entered into by and between Coherus Oncology, Inc., a Delaware corporation (the “Company”), and Equiniti Trust Company, LLC, a New York limited liability trust company, as Rights Agent (as defined herein).

RECITALS

WHEREAS, the Company has determined that it is in the best interest of the Company and its stockholders to issue, in the form of a dividend to the holders of shares of its Common Stock, par value $0.0001 per share (the “Common Stock”), contingent value rights representing the right to receive payments from the Company in the event that the Company sells, grants a license with respect to, receives license royalty payments (including under existing licenses) in respect of, or otherwise disposes of any of the assets of the Company listed in Annex A hereto (the “Legacy BioSim Assets”), which assets represent the remaining biosimilar assets of the Company, in each case on the terms, and subject to the conditions, set forth in this Agreement;

WHEREAS, on August 14, 2026 the Strategic Financing Transaction Committee of the board of directors of the Company authorized and declared a dividend of one CVR for each share of Common Stock outstanding at 5:00 p.m. Eastern Time on the Record Date (as defined below), payable on the Distribution Date (as defined below); and

WHEREAS, the parties desire, and have done all things reasonably necessary, to make the contingent value rights, when issued hereunder, the valid obligations of the Company and to make this Agreement a valid and binding agreement of the Company, in accordance with its terms.

NOW, THEREFORE, in consideration of the premises and the consummation of the transactions referred to above, it is mutually covenanted and agreed, for the proportionate benefit of all Holders, as follows:

Article 1

DEFINITIONS
Section 1.1Definitions. The following terms have the meanings ascribed to them as follows:

“Acting Holders” means, at the time of determination, the Holders of at least 50% of the outstanding CVRs, as reflected on the CVR Register.

“Affiliate” of a Person means any other Person that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, such Person. The term “control” (including the terms “controlled by” and “under common control with”) means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

“Agreement” has the meaning set forth in the preamble hereto.

“Assignee” has the meaning set forth in Section 7.5.

“Board” means board of directors of the Company.

“Business Day” means any day other than a Saturday, Sunday or a day on which banking institutions in New York or California are authorized or obligated by law or executive order to remain closed.

“Calendar Quarter” means the successive periods of three (3) consecutive calendar months ending on March 31, June 30, September 30 or December 31, for so long as this Agreement is in effect; provided, however that (a) the first Calendar Quarter shall commence on the Distribution Date and shall end on December 31, 2026, and (b) the last Calendar Quarter shall commence on the first day after the full Calendar Quarter immediately preceding the effective date of the termination or expiration of this Agreement and shall end on the effective date of the termination or expiration of this Agreement.

“Code” means the U.S. Internal Revenue Code of 1986, as amended.

“Common Stock” has the meaning set forth in the recitals hereto.

“Company” has the meaning set forth in the preamble hereto.

“Covered Royalty Payment” means any cash license royalty payment or similar cash payment received by the Company pursuant to any license of any Legacy BioSim Assets (including under that certain License and Settlement Agreement, dated as of October 21, 2019, by and between the Company and Pfizer Inc.) during the CVR Term.

“CVR” means a contingent contractual right of Holders to receive CVR Payments pursuant to, and subject to the terms and conditions of, this Agreement.

“CVR Expiration Date” means October 7, 2028, which is the second anniversary of the Distribution Date.

“CVR Payment” means the aggregate Net Proceeds actually received by the Company in a given Calendar Quarter.

“CVR Payment Amount” means with respect to each CVR Payment and each Holder, an amount in cash equal to such CVR Payment divided by the aggregate number of CVRs outstanding as of the date of such CVR Payment as reflected on the CVR Register and then multiplied by the total number of CVRs held by such Holder as of the date of such CVR Payment as reflected on the CVR Register; provided that any fractional cent included in a Holder’s CVR Payment Amount shall be rounded down to the nearest whole cent.

“CVR Payment Period” means, as applicable, any Calendar Quarter during which Gross Proceeds are actually received by the Company.

“CVR Payment Statement” means, for a given CVR Payment Period during the CVR Term, a written statement of the Company, signed on behalf of the Company, setting forth in reasonable detail the calculation of the applicable CVR Payment for such CVR Payment Period.

“CVR Register” has the meaning set forth in Section 2.3(b).

“CVR Term” means the period beginning on the Distribution Date and ending on the CVR Expiration Date.

“Disposition” means the sale, license, transfer or other disposition of any Legacy BioSim Assets during the CVR Term.

“Disposition Agreement” means a definitive written agreement providing for a transaction or series of transactions between the Company or its Affiliates and any Person who is not an Affiliate of the Company regarding a Disposition entered into during the CVR Term.

“Distribution Date” means October 7, 2026.

“DTC” means The Depository Trust Company or any successor thereto.

“Governmental Entity” means any supra-national, national, federal, state, municipal, local or foreign government; any court, tribunal or judicial or arbitral body; administrative agency; legislative, executive or regulatory body (or subdivision thereof); public international organization; self-regulatory authority; commission or other governmental or quasi-governmental authority or instrumentality, in each case whether domestic or foreign, any stock exchange or similar self-regulatory organization or any quasi-governmental body exercising any regulatory, Taxing or other governmental or quasi-governmental authority.

“Gross Proceeds” means, without duplication, the sum of (i) all cash consideration and Securities Proceeds actually received by the Company or its Affiliates during the CVR Term in consideration for any Dispositions pursuant to a Disposition Agreement and (ii) all cash Covered Royalty Payments actually received by the Company during the CVR Term.

“Holdback Amount” means, in respect of any Disposition, the amount of consideration for any Disposition that would otherwise be Gross Proceeds if received by the Company that is withheld or held in escrow pursuant to the applicable Disposition Agreement; provided, that upon the release of all or any portion of the Holdback Amount to the Company during the CVR Term, such previously withheld or escrowed funds (as applicable) shall be subject to the payment procedures provided for in Section 2.4 herein; provided further that such funds released from withholding or escrow shall no longer be deemed to be a Holdback Amount for purposes of Permitted Deductions.

“Holder” means, at the relevant time, a Person in whose name CVRs are registered in the CVR Register.

“Legacy BioSim Assets” has the meaning set forth in the recitals hereto.

“Loss” has the meaning set forth in Section 3.2(g).

“Marketable Securities” means marketable securities that the Company or any of its Affiliates receives as consideration for any Dispositions pursuant to a Disposition Agreement during the CVR Term.

“Net Proceeds” means, for any CVR Payment Period, the Gross Proceeds actually received by the Company in such CVR Payment Period minus Permitted Deductions since the Distribution Date and through the end of such CVR Payment Period, all as calculated in a manner consistent with the Company’s accounting practices and the most recently filed annual audited financial statements with the Securities Exchange Commission, except as otherwise set forth herein. For clarity, (a) to the extent that any Permitted Deductions were taken into account in calculating Net Proceeds for any prior CVR Payment Periods, such Permitted Deductions shall not be taken into account again in calculating Net Proceeds in the current CVR Payment Period at issue, and (b) to the extent Permitted Deductions exceed Gross Proceeds for any CVR Payment Period, any excess Permitted Deductions from such CVR Payment

Period shall be applied against Gross Proceeds in subsequent CVR Payment Periods together with any Permitted Deductions from such subsequent CVR Payment Periods.

“Notice” has the meaning set forth in Section 7.1.

“Officer’s Certificate” means a certificate signed by the chief executive officer and the chief financial officer of the Company, in their respective official capacities.

“Party” means the Company or the Rights Agent.

“Permitted Deductions” means the sum of, without duplication,

(a)any applicable Taxes imposed on Gross Proceeds and payable by the Company or any of its Affiliates (regardless of whether the due date for such Taxes arises during or after the CVR Term) and, without duplication, any income or other similar Taxes payable by the Company or any of its Affiliates that would not have been incurred by the Company or any of its Affiliates but for the Gross Proceeds; provided that, for purposes of calculating income Taxes incurred by the Company or its Affiliates in respect of the Gross Proceeds, any such income Taxes shall be computed based on the gain recognized by the Company or its Affiliates from the applicable Disposition after reduction for any net operating loss carryforwards or other Tax attributes of the Company or its Affiliates that are available to offset such gain after taking into account any limits of the usability of such attributes, including under Section 382 of the Code as determined by the Company’s tax advisers;
(b)any reasonable out of pocket costs, fees and expenses incurred by the Company or any of its Affiliates in respect of its performance of this Agreement following the Distribution Date or in respect of its performance of any contract in connection with any Legacy BioSim Assets, including any costs related to the prosecution, maintenance or enforcement by the Company or any of its Subsidiaries of intellectual property rights (but excluding any costs related to a breach of this Agreement, including costs incurred in litigation in respect of the same) or storage costs of any cell line included in the Legacy BioSim Assets;
(c)any out of pocket costs, fees and expenses incurred or accrued by the Company or any of its Affiliates in connection with (i) Disposition business development related efforts with respect to any Legacy BioSim Assets, (ii) maintenance costs related to the CVRs or the Legacy BioSim Assets (including fees and expenses related to the Rights Agent), (iii) the Company’s use of commercially reasonable efforts to negotiate or enter into any Disposition Agreement or consummate a Disposition of any Legacy BioSim Asset, (iv) any general administrative, legal, overhead, employee or other costs directly related to a Disposition, the CVRs or the Legacy BioSim Assets (including any costs related to the prosecution, maintenance or enforcement by the Company or any of its Subsidiaries of intellectual property rights relating to the Legacy BioSim Assets); and (v) any Rights Agent’s fee, or in respect of any of the foregoing clauses (i)-(iii) any brokerage fee, finder’s fee, opinion fee, success fee, engagement fee, transaction fee, service fee or other fee, commission or expense owed to any broker, finder, investment bank, auditor, accountant, counsel, advisor or other third party in relation thereto, but excluding (A) any costs or expenses previously deducted from Gross Proceeds, and (B) any costs solely resulting from a breach of this Agreement by the Company, including costs incurred in litigation in respect of the same;
(d)any Losses incurred by the Company or any of its Affiliates arising out of any third-party claims, demands, actions, or other proceedings relating to or in connection with any Disposition, including indemnification obligations of the Company or any of its Affiliates set forth in any Disposition Agreement;

(e)any Losses borne by the Company or any of its Affiliates pursuant to contracts related to any Legacy BioSim Assets, including costs arising from the termination thereof;
(f)any Holdback Amount (to the extent not previously deducted from Gross Proceeds); and
(g)any fees required to be paid pursuant to Section 3.2(h).

“Permitted Transfer” means a transfer of CVRs (a) upon death of a Holder by will or intestacy; (b) pursuant to a court order; (c) by operation of law (including by consolidation or merger) or without consideration in connection with the dissolution, liquidation or termination of any corporation, limited liability company, partnership or other entity; (d) in the case of CVRs held in book-entry or other similar nominee form, from a nominee to a beneficial owner and, if applicable, through an intermediary, to the extent allowable by DTC; or (e) as provided in Section 2.6.

“Person” means any natural person, company, corporation, limited liability company, partnership, general partnership, limited partnership, trust, proprietorship, joint venture, business organization, unincorporated organization, joint-stock company, association, Governmental Entity or other entity

“Record Date” means September 30, 2026.

“Record Time” has the meaning set forth in Section 2.1(a).

“Rights Agent” means the Rights Agent named in the first paragraph of this Agreement, until a successor Rights Agent will have become the Rights Agent pursuant to the applicable provisions of this Agreement, and thereafter “Rights Agent” will mean such successor Rights Agent.

“Securities Proceeds” means the cash proceeds actually received by the Company or any of its Affiliates during the CVR Term from the sale of any Marketable Securities.

“Subsidiary” means any corporation, association, business entity, partnership, limited liability company or other Person of which another Person, either alone or together with one or more Subsidiaries or by one or more other Subsidiaries (a) directly or indirectly owns or controls securities or other interests representing more than 50% of the voting power of such Person, or (b) is entitled, by contract or otherwise, to elect, appoint or designate directors constituting a majority of the members of such Person’s board of directors or other governing body.

“Tax” (and, with correlative meaning, “Taxes”, “Taxing” and “Taxable”) means (a) any U.S. or non-U.S. federal, state, county, local, provincial or other income, gross receipts, ad valorem, franchise, profits, sales or use, transfer, registration, excise, utility, environmental, communications, real or personal property, capital unit, license, payroll, wage or other withholding, employment, social security (or similar), severance, stamp, occupation, premium, windfall profits, tariff, customs duty, unemployment, disability, value added, healthcare, alternative or add on minimum (including under Section 59A of the Code), estimated and any other governmental charges in the nature of taxes, and (b) all fines, penalties, interest or additions to tax or additional amounts imposed by a Tax Authority in connection with any item described in the foregoing clause (a).

“Third Party” means any Person that is not the Company or the Company’s Affiliates.

Article 2

CONTINGENT VALUE RIGHTS
Section 2.1Holders of CVRs; Appointment of Rights Agent.
(a)The CVRs represent the rights of Holders to receive CVR Payments pursuant to, and subject to the terms and conditions of, this Agreement. The initial Holders will be the holders of Common Stock as of 5:00 p.m. ET on the Record Date (the “Record Time”). One CVR will be issued with respect to each share of Common Stock that is outstanding as of the Record Time.
(b)The Company hereby appoints the Rights Agent to act as Rights Agent for the Company in accordance with the express terms and conditions set forth in this Agreement, and the Rights Agent hereby accepts such appointment.
Section 2.2Non-transferable. The CVRs may not be sold, assigned, transferred, pledged, encumbered or in any other manner transferred or disposed of, in whole or in part, other than through a Permitted Transfer. The CVRs will not be listed on any quotation system or traded on any securities exchange.
Section 2.3No Certificate; Registration; Registration of Transfer; Change of Address.
(a)The CVRs will be issued in book-entry form only and will not be evidenced by a certificate or other instrument.
(b)The Rights Agent shall create and maintain a register (the “CVR Register”) for the purpose of registering CVRs and Permitted Transfers. The CVR Register will be created, and CVRs will be distributed, pursuant to written instructions to the Rights Agent from the Company. The CVR Register will initially show one position for Cede & Co. representing shares of Common Stock held by DTC on behalf of the street holders of the shares of Common Stock held by such holders as of the Record Time. The Rights Agent will have no responsibility whatsoever directly or indirectly to the street name holders with respect to transfers of CVRs. With respect to any payments or issuances to be made under Section 2.4 below, the Rights Agent will accomplish the payment to any former street name holders of shares of Common Stock by sending one lump-sum payment or issuance to DTC. The Rights Agent will have no responsibilities whatsoever with regard to the distribution of payments by DTC to such street name holders.
(c)Subject to the restrictions on transferability set forth in Section 2.2, every request made to transfer a CVR must be in writing and accompanied by a written instrument of transfer in form reasonably satisfactory to the Rights Agent pursuant to its guidelines or procedures, including a guaranty of signature by an “eligible guarantor institution” that is a member or participant in the Securities Transfer Agents Medallion Program, duly executed by the Holder thereof, the Holder’s attorney duly authorized in writing, the Holder’s personal representative or the Holder’s survivor, and setting forth in reasonable detail the circumstances relating to the transfer. Upon receipt of such written notice, the Rights Agent will ask the Company to confirm whether the transfer instrument is in proper form and the transfer is a Permitted Transfer and otherwise complies on its face with the other terms and conditions of this Agreement, and if the Company so confirms, the Rights Agent will register the transfer of the applicable CVRs in the CVR Register. The Company and Rights Agent may require evidence of payment of a sum sufficient to cover any stamp, documentary, registration, or other Tax or governmental charge that is imposed in connection with any such registration of transfer (or evidence that such Taxes and charges are not applicable). All duly transferred CVRs registered in the CVR Register will be the valid obligations of the Company and will entitle the transferee to the same benefits and rights under this Agreement as those held immediately prior to the transfer by the transferor. No transfer of a CVR will be valid until registered in the CVR Register.
(d)A Holder may make a written request to the Rights Agent to change such Holder’s address of record in the CVR Register. The written request must be duly executed by the Holder. Upon receipt of such written notice, the Rights Agent shall, subject to its reasonable determination that the transfer instrument is in proper form, promptly record the change of address in the CVR Register.
(e)The Company will provide written instructions to the Rights Agent for the distribution of CVRs to holders of Common Stock as of the Record Time. Subject to the terms and conditions of this Agreement, the Rights Agent shall effect the distribution of the CVRs, less any applicable Tax withholding, to each holder of Common Stock as of the Record Time by the mailing of a statement of holding reflecting such CVRs.
Section 2.4Payment Procedures.
(a)No later than sixty (60) days following the end of each Calendar Quarter during the CVR Term beginning with the Calendar Quarter ending on December 31, 2026, commencing with the first CVR Payment Period in which the Company or its Affiliates receives Gross Proceeds, the Company shall deliver to the Rights Agent a CVR Payment Statement for such CVR Payment Period. Concurrent with the delivery of each CVR Payment Statement, on the terms and conditions of this Agreement, the Company shall pay the Rights Agent in U.S. dollars an amount equal to the CVR Payment for the applicable CVR Payment Period, provided that if the aggregate CVR Payment then owing pursuant to the terms of this Agreement in respect of a CVR Payment Period shall result in a payment of less than $0.01 per CVR (the “Minimum Per CVR Payment”) in respect of such CVR Payment Period, the Company shall be entitled to defer such CVR Payment; provided, however, that in the event that one or more CVR Payments are deferred pursuant to the terms of this proviso, the Company shall pay the aggregate amount of such deferred and unpaid CVR Payment(s) together with the next CVR Payment to be made hereunder that shall, when combined with all such deferred and unpaid CVR Payments, meet or exceed the Minimum Per CVR Payment (or, if no further CVR Payments are to be made hereunder, the aggregate amount of deferred and unpaid CVR Payments shall be paid in the CVR Payment Period for the last Calendar Quarter of the CVR Term). Subject to the foregoing, such CVR Payment will be transferred by wire transfer of immediately available funds to an account designated in writing by the Rights Agent not less than twenty (20) Business Days prior to the date of the applicable payment. Upon receipt of the wire transfer referred to in the foregoing sentence, the Rights Agent shall promptly and as soon as practicable, pay to each Holder set forth in the CVR Register at such time, an amount equal to such Holder’s CVR Payment Amount. The Rights Agent shall promptly, and as soon as practicable after receipt of a CVR Payment Statement under this Section 2.4(a), send each Holder a copy of such statement in accordance with Section 7.2. For the avoidance of doubt the Company shall have no further liability in respect of the relevant CVR Payment upon delivery of such CVR Payment in accordance with this Section 2.4(a) and the satisfaction of each of the Company’s obligations set forth in this Section 2.4(a). Notwithstanding the foregoing, no CVR Payment Statement shall be provided, and no CVR Payment shall be made, to the extent that the Company determines in its sole discretion that all or any portion of the CVR Payments are prohibited by the terms and conditions of that certain Loan and Security Agreement, dated as of August 12, 2026, by and among the Company and Innovatus Life Sciences Lending Fund I, L.P., as collateral agent, and the lenders listed on Schedule 1.1 thereto or otherwise a party thereto from time to time, as such Loan Agreement may be amended from time to time (as amended, the “Loan Agreement”).
(b)The Rights Agent shall solicit from each Holder an IRS Form W-9 or applicable IRS Form W-8 annually to permit any payment under this Agreement to be made without U.S. federal backup withholding. That notwithstanding, the Company shall be entitled to deduct and withhold, and hereby authorizes the Rights Agent to deduct and withhold, any Tax that is required to be deducted or withheld under applicable law from any amounts payable pursuant to this Agreement. To the extent the amounts are so withheld by the Company or the Rights Agent, as the case may be, and paid over to the appropriate Governmental Entity, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the Person in respect of whom such deduction and withholding was made.
(c)If any CVR Payment (or portion thereof) remains unclaimed by a Holder two (2) years after the applicable Calendar Quarter end (or immediately prior to such earlier date on which such CVR Payment would otherwise escheat to or become the property of any governmental body), such CVR Payment (or portion thereof) will, to the extent permitted by applicable law, become the property of the Company and will be transferred to the Company or a Person nominated in writing by the Company (with written notice thereof from the Company to the Rights Agent), free and clear of all claims or interest of any Person previously entitled thereto, and no consideration or compensation shall be payable therefor. Neither the Company nor the Rights Agent will be liable to any Person in respect of a CVR Payment delivered to a public official pursuant to any applicable abandoned property, escheat or similar legal requirement under applicable law. In addition to and not in limitation of any other indemnity obligation herein, the Company agrees to indemnify and hold harmless the Rights Agent with respect to any liability, penalty, cost or expense the Rights Agent may incur or be subject to in connection with transferring such property to the Company.
Section 2.5No Voting, Dividends or Interest; No Equity or Ownership Interest.
(a)The CVRs will not have any voting or dividend rights, and interest will not accrue on any amounts payable in respect of CVRs to any Holder.
(b)The CVRs will not represent any equity or ownership interest in the Company or any other Person. It is hereby acknowledged and agreed that a CVR shall not constitute a security of the Company or any of its Subsidiaries or Affiliates.
(c)Nothing contained in this Agreement shall be construed as conferring upon any Holder, by virtue of the CVRs, any rights or obligations of any kind or nature whatsoever as a stockholder or member of the Company or any of its subsidiaries either at law or in equity. The rights of any Holder and the obligations of the Company and its Affiliates and their respective officers, directors and controlling Persons are contract rights limited to those expressly set forth in this Agreement, including, without limitation, Article 5 (Amendments) and Section 7.6 (Benefits of Agreement; Actions by Acting Holders).
(d)It is hereby acknowledged and agreed that the CVRs and the possibility of any payment hereunder with respect thereto are highly speculative and subject to numerous factors outside of the Company’s control, and there is no assurance that Holders will receive any payments under this Agreement or in connection with the CVRs. Each Holder acknowledges that it is highly possible that no Disposition will occur and that there will not be any Gross Proceeds that may be the subject of a CVR Payment Amount. It is also possible that even if any Disposition occurs or any Gross Proceeds are received, there will not be any Net Proceeds that may be the subject of a CVR Payment Amount given Permitted Deductions. It is further acknowledged and agreed that neither the Company nor its Affiliates owe, by virtue of their obligations under this Agreement, a fiduciary duty or any implied duties to the Holders and the parties hereto, and the Company and its Affiliates intend solely the express provisions of this Agreement to govern their contractual relationship with respect to the CVRs. It is acknowledged and agreed that this Section 2.5(d) is an essential and material term of this Agreement.

Section 2.6Ability to Abandon CVR. A Holder may at any time, at such Holder’s option, abandon all of such Holder’s remaining rights represented by CVRs by transferring such CVRs to the Company or a Person nominated in writing by the Company (with written notice thereof from the Company to the Rights Agent) without consideration in compensation therefor, and such rights and CVRs will be cancelled, with the Rights Agent being promptly notified in writing by the Holder of such transfer and cancellation. Nothing in this Agreement is intended to prohibit the Company or its Affiliates from offering to acquire or acquiring CVRs, in private transactions or otherwise, for consideration in its sole discretion.
Article 3

THE RIGHTS AGENT
Section 3.1Certain Duties and Responsibilities.
(a)The Rights Agent will not have any liability for any actions taken or not taken in connection with this Agreement, except to the extent such liability arises as a result of the willful misconduct, fraud, bad faith or gross negligence of the Rights Agent (in each case as determined by a final non-appealable judgment of court of competent jurisdiction). Notwithstanding anything in this Agreement to the contrary, any liability of the Rights Agent under this Agreement will be limited to the amount of annual fees paid by the Company to the Rights Agent in connection with this Agreement (but not including reimbursable expenses and other charges). Anything to the contrary notwithstanding, in no event will the Rights Agent be liable for special, punitive, indirect, incidental or consequential loss or damages of any kind whatsoever (including, without limitation, lost profits), even if the Rights Agent has been advised of the likelihood of such loss or damages, and regardless of the form of action.
(b)The Rights Agent shall not have any duty or responsibility in the case of the receipt of any written demand from any Holder with respect to any action or default by any Person or entity, including, without limiting the generality of the foregoing, any duty or responsibility to initiate or attempt to initiate any proceedings at law or otherwise or to make any demand upon the Company. The Rights Agent may (but shall not be required to) enforce all rights of action under this Agreement and any related claim, action, suit, audit, investigation or proceeding instituted by the Rights Agent may be brought in its name as the Rights Agent and any recovery in connection therewith will be for the proportionate benefit of all the Holders, as their respective rights or interests may appear on the CVR Register.
Section 3.2Certain Rights of Rights Agent.
(a)The Rights Agent undertakes to perform such duties and only such duties as are specifically set forth in this Agreement, and no implied covenants or obligations will be read into this Agreement against the Rights Agent.
(b)The Rights Agent may rely and will be protected by the Company in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order or other paper or document reasonably believed by it in the absence of bad faith to be genuine and to have been signed or presented by or on behalf of the Company.
(c)Whenever the Rights Agent deems it desirable that a matter be proved or established prior to taking or omitting any action hereunder, the Rights Agent may rely upon an Officer’s Certificate, which certificate shall be full authorization and protection to the Rights Agent, and the Rights Agent shall, in the absence of bad faith, fraud, gross negligence or willful misconduct (each as determined by a final non-appealable judgment of a court of competent jurisdiction) on its part, incur no liability and be held harmless by the Company for or in respect of any action taken or omitted to be taken by it under the provisions of this Agreement in reliance upon such Officer’s Certificate.
(d)The Rights Agent may engage and consult with counsel of its selection, and the advice or opinion of such counsel will, in the absence of bad faith, fraud, gross negligence or willful misconduct (in each case, as determined by a final, non-appealable judgment of a court of competent jurisdiction) on the part of the Rights Agent, be full and complete authorization and protection in respect of any action taken or not taken by the Rights Agent in reliance thereon.
(e)Any permissive rights of the Rights Agent hereunder will not be construed as a duty.
(f)The Rights Agent will not be required to give any note or surety in respect of the execution of its powers or otherwise under this Agreement.
(g)The Company agrees to indemnify the Rights Agent for, and to hold the Rights Agent harmless from and against, any loss, liability, damage, judgment, fine, penalty, cost or expense (each, a “Loss”) suffered or incurred by the Rights Agent and arising out of or in connection with the Rights Agent’s performance of its obligations under this Agreement, including the reasonable and documented costs and expenses of defending the Rights Agent against any claims, charges, demands, actions or suits arising out of or in connection in connection with the execution, acceptance, administration, exercise and performance of its duties under this Agreement, including the costs and expenses of defending against any claim of liability arising therefrom, directly or indirectly, or enforcing its rights hereunder, except to the extent such Loss has been determined by a final non-appealable decision of a court of competent jurisdiction to have resulted from the Rights Agent’s fraud, gross negligence, bad faith or willful misconduct; provided that this Section 3.2(g) shall not apply with respect to income, receipt, franchise or similar Taxes imposed with respect to payments to the Rights Agent for its services pursuant to this Agreement.
(h)The Company agrees (i) to pay the fees of the Rights Agent in connection with the Rights Agent’s performance of its obligations hereunder, as agreed upon in writing by the Rights Agent and the Company on or prior to the date of this Agreement, and (ii) to reimburse the Rights Agent for all reasonable and documented out-of-pocket expenses and other disbursements incurred in the preparation, delivery, negotiation, amendment, administration and execution of this Agreement and the exercise and performance of its duties hereunder, including all stamp and transfer Taxes (and excluding for the avoidance of doubt, any income, receipt, franchise or similar Taxes on payments to the Rights Agent for its services pursuant to this Agreement) and governmental charges, incurred by the Rights Agent in the performance of its obligations under this Agreement, except that the Company will have no obligation to pay the fees of the Rights Agent or reimburse the Rights Agent for the fees of counsel in connection with any lawsuit initiated by the Rights Agent on behalf of itself or the Holders, except in the case of any suit enforcing the provisions of Section 2.4(a) and Section 3.2(g), if the Company is found by a court of competent jurisdiction to be liable to the Rights Agent or the Holders, as applicable in such suit.
(i)No provision of this Agreement shall require the Rights Agent to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder or in the exercise of any of its rights or powers if it believes that repayment of such funds or adequate indemnification against such risk or liability is not reasonably assured to it.
(j)The Rights Agent shall not be subject to, nor be required to comply with, or determine if any Person has complied with, any agreement between or among any of the Company or the

Holders, even though reference thereto may be made in this Agreement, or to comply with any notice, instruction, direction, request or other communication, paper or document other than as expressly set forth in this Agreement.
(k)In the event the Rights Agent reasonably believes any ambiguity or uncertainty exists hereunder or in any notice, instruction, direction, request or other communication, paper or document received by the Rights Agent hereunder, the Rights Agent shall, as soon as practicable, provide notice to the Company, and the Rights Agent may, in its sole discretion, refrain from taking any action, and shall be fully protected and shall not be liable in any way to the Company or any Holder or any other Person for refraining from taking such action, unless the Rights Agent receives written instructions from the Company or such Holder or other Person which eliminate such ambiguity or uncertainty to the reasonable satisfaction of the Rights Agent;
(l)The Rights Agent may execute and exercise any of the rights or powers hereby vested in it or perform any duty hereunder either itself or by or through its attorney or agents and the Rights Agent shall not be answerable or accountable for any act, default, neglect or misconduct of any such attorney or agents or for any loss to the Company resulting from any such act, default, neglect or misconduct, absent gross negligence, bad faith or willful misconduct (each as determined by a final non-appealable judgment of a court of competent jurisdiction) in the selection and continued employment thereof.
(m)The Rights Agent shall not be liable for or by reason of any of the statements of fact or recitals contained in this Agreement (except its countersignature thereof) or be required to verify the same, and all such statements and recitals are and shall be deemed to have been made by the Company only.
(n)The Rights Agent shall act hereunder solely as agent for the Company and shall not assume any obligations or relationship of agency or trust with any of the owners or Holders of the CVRs. The Rights Agent shall not have any duty or responsibility in the case of the receipt of any written demand from any Holders with respect to any action or default by the Company, including, without limiting the generality of the foregoing, any duty or responsibility to initiate or attempt to initiate any proceedings at law or otherwise or to make any demand upon the Company.
(o)The Rights Agent may rely on and be fully authorized and protected in acting or failing to act upon (i) any guaranty of signature by an “eligible guarantor institution” that is a member or participant in the Securities Transfer Agents Medallion Program or other comparable “signature guarantee program” or insurance program in addition to, or in substitution for, the foregoing; or (ii) any law, act, regulation or any interpretation of the same even though such law, act, or regulation may thereafter have been altered, changed, amended or repealed.
(p)The Rights Agent shall not be liable or responsible for any failure of the Company to comply with any of its obligations under this Agreement or under applicable regulation or law.
(q)The obligations of the Company and the rights of the Rights Agent under this Section 3.2, Section 3.1 and Section 2.4 shall survive the expiration of the CVRs and the termination of this Agreement (as provided in Section 7.12) and the resignation, replacement or removal of the Rights Agent.
Section 3.3Resignation and Removal; Appointment of Successor.

(a)The Rights Agent may resign at any time by written notice to the Company. Any such resignation notice shall specify the date on which such resignation will take effect (which shall be at least thirty (30) days following the date that such resignation notice is delivered), and such resignation will be effective on the earlier of (x) the date so specified and (y) the appointment of a successor Rights Agent.
(b)The Company will have the right to remove the Rights Agent at any time by written notice to the Rights Agent, specifying the date on which such removal will take effect. Such notice will be given at least thirty (30) days prior to the date so specified (or, if earlier, the appointment of the successor Rights Agent).
(c)If the Rights Agent resigns, is removed or becomes incapable of acting, the Company will promptly appoint a qualified successor Rights Agent. Notwithstanding the foregoing, if the Company fails to make such appointment within a period of thirty (30) days after giving notice of such removal or after it has been notified in writing of such resignation or incapacity by the resigning or incapacitated Rights Agent, then the incumbent Rights Agent may apply to any court of competent jurisdiction for the appointment of a new Rights Agent. The successor Rights Agent so appointed will, upon its acceptance of such appointment in accordance with this Section 3.3(c) and Section 3.4, become the Rights Agent for all purposes hereunder.
(d)The Company will give notice to the Holders of each resignation or removal of the Rights Agent and each appointment of a successor Rights Agent in accordance with Section 7.2. Each notice will include the name and address of the successor Rights Agent. If the Company fails to send such notice within ten (10) Business Days after acceptance of appointment by a successor Rights Agent, the successor Rights Agent will cause the notice to be mailed at the expense of the Company.
(e)Notwithstanding anything to the contrary in this Section 3.3, the Company will use commercially reasonable efforts to appoint as a successor Rights Agent a stock transfer agent of national reputation or the corporate trust department of a commercial bank.
(f)The Rights Agent will reasonably cooperate with the Company and any successor Rights Agent in connection with the transition of the duties and responsibilities of the Rights Agent to the successor Rights Agent, including the transfer of all relevant data, including the CVR Register, to the successor Rights Agent, but such predecessor Rights Agent shall not be required to make any additional expenditure or assume any additional liability in connection with the foregoing.
Section 3.4Acceptance of Appointment by Successor. Every successor Rights Agent appointed hereunder will, at or prior to such appointment, execute, acknowledge and deliver to the Company and to the resigning or removed Rights Agent an instrument accepting such appointment and a counterpart of this Agreement, and such successor Rights Agent, without any further act, deed or conveyance, will become vested with all the rights, powers, trusts and duties of the Rights Agent; provided that upon the request of the Company or the successor Rights Agent, such resigning or removed Rights Agent will execute and deliver an instrument transferring to such successor Rights Agent all the rights, powers and trusts of such resigning or removed Rights Agent.
Article 4

COVENANTS
Section 4.1List of Holders. The Company will furnish or cause to be furnished to the Rights Agent, in such form as the Company receives from the Company’s transfer agent (or other agent performing similar services for the Company), the names and addresses of the Holders within two (2) Business Days following the Record Date.
Section 4.2Limited Obligations of the Company. Notwithstanding anything herein to the contrary, and for the avoidance of doubt:
(a)during the CVR Term, the Company shall use commercially reasonable efforts to effect Dispositions of the Legacy BioSim Assets; provided that, notwithstanding the foregoing, nothing in this Agreement shall require the Company or its Affiliates or Subsidiaries to (1) take any action, or omit to take any action, that could reasonably be expected to have an adverse effect on the Company, any of its Affiliates or Subsidiaries, or any of its or its Affiliates’ or Subsidiaries’ business, operations, assets, liabilities, financial position, or results of operations; (2) incur any costs or expenses, or agree to or assume any liabilities or obligations (including indemnification obligations), that are disproportionate in light of the value of the applicable Legacy BioSim Assets or the anticipated benefits of any Disposition; (3) accept any offer or enter into any agreement for the sale of any Legacy BioSim Assets on terms that, in the Company’s sole discretion, are not commercially reasonable or are materially less favorable than those customarily accepted in similar transactions; (4) violate any applicable law or regulation or conflict with any agreement to which the Company or any of its Affiliates or Subsidiaries is a party; (5) commence, defend or otherwise pursue any litigation, arbitration, regulatory action or other legal proceeding relating to any of the Legacy BioSim Assets, any Disposition or any Disposition Agreement; (6) divert senior management or key employees from their ordinary course responsibilities; or (7) take any action, including agree to, effect or consummate any Disposition, if the Company determines in its sole discretion that such Disposition is prohibited by the terms and conditions of the Loan Agreement;
(b)the Company shall have sole discretion regarding, and not be liable for, (1) the manner, timing, and strategy of marketing and selling and/or licensing the Legacy BioSim Assets or Marketable Securities (including, without limitation, any decision not to sell or license all or any portion of the Legacy BioSim Assets or Marketable Securities), (2) the terms and conditions of any sale or license of the Legacy BioSim Assets or any sale of Marketable Securities, and (3) any determination regarding the terms and conditions of the Loan Agreement, including any prohibition or other limitation thereunder on any Dispositions, sale of Marketable Securities or CVR Payments; and
(c)none of the Company or any of its Affiliates or Subsidiaries (or any directors, officer, employee, or other representative of the foregoing) owes any fiduciary duty or similar duty to any Holder (in his, her or its capacity as such) in respect of the Legacy BioSim Assets (including the marketing and sale thereof) or the CVRs, it being understood and agreed that, for the avoidance of doubt, nothing in this clause (c) shall be deemed to modify, alter or otherwise affect any fiduciary duties of the Company and its fiduciaries to stockholders under applicable law.
Section 4.3Books and Records. Until the end of the CVR Term, the Company shall, and shall cause its Affiliates to, keep true, complete and accurate records in reasonably sufficient detail to enable the Rights Agent to confirm each CVR Payment payable hereunder in accordance with the terms specified in this Agreement.
Article 5

AMENDMENTS
Section 5.1Amendments Without Consent of Holders or Rights Agent.

(a)The Company, at any time and from time to time, may (without the consent of any Holder or other Person, other than the Rights Agent (with such consent not to be unreasonably withheld, conditioned or delayed)) enter into one or more amendments to this Agreement for any purpose.
(b)Promptly after the execution by the Company of any amendment pursuant to this Section 5.1, the Company will (or will cause the Rights Agent to) notify the Holders in general terms of the substance of such amendment in accordance with Section 7.2.
Section 5.2[Reserved].
Section 5.3Effect of Amendments. Upon the execution of any amendment under this Article 5, this Agreement will be modified in accordance therewith, such amendment will form a part of this Agreement for all purposes and every Holder will be bound thereby. Upon the delivery of a certificate from an appropriate officer of the Company which states that the proposed supplement or amendment is in compliance with the terms of this Article 5, the Rights Agent shall execute such supplement or amendment. Notwithstanding anything in this Agreement to the contrary, the Rights Agent shall not be required to execute any supplement or amendment to this Agreement that it has determined would adversely affect its own rights, duties, obligations or immunities under this Agreement. No supplement or amendment to this Agreement shall be effective unless duly executed by the Rights Agent.
Article 6

CONSOLIDATION, MERGER, SALE OR CONVEYANCE
Section 6.1The Company May Not Consolidate, Etc. During the CVR Term, the Company shall not consolidate with or merge into any other Person or convey, transfer or lease its properties and assets substantially as an entirety to any Person, unless:
(a)The Person formed by such consolidation or into which the Company is merged or the Person that acquires by conveyance or transfer, or that leases or licenses, the properties and assets of the Company substantially as an entirety (the “Surviving Person”) shall expressly assume payment of amounts on all CVRs (when and as due hereunder) and the performance of every duty and covenant of this Agreement on the part of the Company to be performed or observed; and
(b)The Company has delivered to the Rights Agent an Officer’s Certificate, stating that such consolidation, merger, conveyance, transfer or lease complies with this Article 6 and that all conditions precedent herein provided for relating to such transaction have been complied with.
Section 6.2Successor Substituted. Upon any consolidation of or merger by the Company with or into any other Person, or any conveyance, transfer or lease of the properties and assets substantially as an entirety to any Person in accordance with Section 6.1, the Surviving Person shall succeed to, and be substituted for, and may exercise every right and power of, and shall assume all of the obligations of the Company under this Agreement with the same effect as if the Surviving Person had been named as the Company herein.
Article 7

MISCELLANEOUS
Section 7.1Notices to Rights Agent and to the Company. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly delivered and received hereunder (a) one Business Day after being sent for next Business Day delivery, fees prepaid, via a reputable international overnight courier service, (b) upon delivery in the case of delivery by hand, or (c) on the date delivered in the place of delivery if sent by email (with a written or electronic confirmation of delivery) prior to 5:00 p.m. Eastern Time, otherwise on the next succeeding Business Day, in each case to the intended recipient as set forth below:

if to the Rights Agent, to:

Equiniti Trust Company, LLC
Attn: Account Management Team
1110 Centre Pointe Curve, Suite 101
Mendota Heights, Minnesota 55120-4101
Email: EQSS-AccountManagement@equiniti.com

with a copy to:

Equiniti Trust Company, LLC
28 Liberty Street, 53rd Floor
New York, NY 10005
Attention: Legal Department
Email: LegalTeamUS@equiniti.com

if to the Company, to:

Coherus Oncology, Inc.
333 Twin Dolphin Drive, Suite 600
Redwood City, California
Email: bmcmichael@coherus.com

with a copy, which shall not constitute notice, to:

Wilmer Cutler Pickering Hale and Dorr LLP

50 California Street, Suite 3600

San Francisco, CA 94111
Email: ben.fackler@wilmerhale.com

or to such other address or email address as such Party may hereafter specify for the purpose by notice to the other Party.

Section 7.2Notice to Holders. Where this Agreement provides for notice to Holders, such notice will be sufficiently given (unless otherwise herein expressly provided) if in writing and transmitted through the facilities of DTC in accordance with DTC’s procedures or mailed first-class postage prepaid, or sent by email, to each Holder affected by such event, at the Holder’s address as it appears in the CVR Register, not later than the latest date, and not earlier than the earliest date, if any, prescribed for the giving of such notice. In any case where notice to Holders is given by mail, neither the failure to mail such notice, nor any defect in any notice so mailed, to any particular Holder will affect the sufficiency of such notice with respect to other Holders.
Section 7.3Entire Agreement. This Agreement constitutes the entire agreement between the parties with respect to the subject matter of this Agreement, notwithstanding the reference to any other agreement herein, and supersedes all prior agreements and understandings, both written and oral, among or between any of the parties with respect to the subject matter of this Agreement.

Section 7.4Merger or Consolidation or Change of Name of Rights Agent. Any Person into which the Rights Agent or any successor Rights Agent may be merged or with which it may be consolidated, or Person resulting from any merger or consolidation to which the Rights Agent or any successor Rights Agent shall be a party, or any Person succeeding to the stock transfer or other shareholder services business of the Rights Agent or any successor Rights Agent, shall be the successor to the Rights Agent under this Agreement without the execution or filing of any paper or any further act on the part of any of the parties hereto, provided that such Person would be eligible for appointment as a successor Rights Agent under the provisions of Section 3.3. The purchase of all or substantially all of the Rights Agent’s assets employed in the performance of transfer agent activities shall be deemed a merger or consolidation for purposes of this Section 7.4.
Section 7.5Successors and Assigns. This Agreement will be binding upon, and will be enforceable by and inure solely to the benefit of, the Holders, the Company and the Rights Agent and their respective successors and assigns. Except for assignments pursuant to Section 7.4, the Rights Agent may not assign this Agreement without the Company’s prior written consent. Subject to Section 5.1(a)(ii) and Article 6 hereof, the Company may assign, in its sole discretion and without the consent of any other party, any or all of its rights, interests and obligations hereunder to one or more of its Affiliates or to any Person with whom the Company is merged or consolidated, or any entity resulting from any merger or consolidation to which the Company shall be a party, or any Person that acquires by conveyance or transfer, or that leases or licenses, the properties and assets of the Company substantially as an entirety (each, an “Assignee”); provided, that in connection with any assignment to an Assignee, the Company shall agree to remain liable for the performance by the Company of its obligations hereunder (to the extent the Company exists following such assignment). The Company or an Assignee may not otherwise assign this Agreement without the prior consent of the Rights Agent (such consent not to be unreasonably withheld, conditioned or delayed). Any attempted assignment of this Agreement in violation of this Section 7.5 will be void ab initio and of no effect.
Section 7.6Benefits of Agreement; Action by Acting Holders. Nothing in this Agreement, express or implied, will give to any Person (other than the Company, the Rights Agent, the Holders and their respective permitted successors and assigns hereunder) any benefit or any legal or equitable right, remedy or claim under this Agreement or under any covenant or provision herein contained, all such covenants and provisions being for the sole benefit of the Company, the Rights Agent, the Holders and their permitted successors and assigns. The Holders will have no rights hereunder except as are expressly set forth herein. Notwithstanding anything herein to the contrary, except for the rights of the Rights Agent set forth herein, the Acting Holders will have the sole right, on behalf of all Holders, by virtue of or under any provision of this Agreement, to institute any action or proceeding at law or in equity with respect to this Agreement, and no individual Holder or other group of Holders will be entitled to exercise such rights.
Section 7.7Governing Law. This Agreement and the CVRs will be governed by, and construed in accordance with, the laws of the State of Delaware, regardless of the Laws that might otherwise govern under applicable principles of conflicts of laws.
Section 7.8Jurisdiction. In any action or proceeding between any of the parties hereto arising out of or relating to this Agreement or any of the transactions contemplated hereby, each of the parties hereto: (a) irrevocably and unconditionally consents and submits to the exclusive jurisdiction and venue of the Chancery Court of the State of Delaware, County of New Castle, or, if under applicable Law exclusive jurisdiction is vested in the Federal courts, the United States District Court for the District of Delaware (and appellate courts thereof); (b) agrees that all claims in respect of such action or proceeding shall be heard and determined exclusively in accordance with clause (a) of this Section 7.8; (c) waives any objection to laying venue in any such action or proceeding in such courts; (d) waives any objection that such courts are an inconvenient forum or do not have jurisdiction over any Party; and (e) agrees that service of process upon such Party in any such action or proceeding shall be effective if notice is given in accordance with Section 7.1 or Section 7.2 of this Agreement.
Section 7.9WAIVER OF JURY TRIAL. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATED TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (A) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, (B) EACH PARTY UNDERSTANDS AND HAS CONSIDERED THE IMPLICATION OF THIS WAIVER, (C) EACH PARTY MAKES THIS WAIVER VOLUNTARILY, AND (D) EACH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 7.9.
Section 7.10Severability Clause. Any term or provision of this Agreement that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions of this Agreement or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction. If a final judgment of a court of competent jurisdiction declares that any term or provision of this Agreement is invalid or unenforceable, the parties agree that the court making such determination shall have the power to limit such term or provision, to delete specific words or phrases or to replace such term or provision with a term or provision that is valid and enforceable and that comes closest to expressing the intention of the invalid or unenforceable term or provision, and this Agreement shall be valid and enforceable as so modified. In the event such court does not exercise the power granted to it in the prior sentence, the parties agree to replace such invalid or unenforceable term or provision with a valid and enforceable term or provision that will achieve, to the extent possible, the economic, business and other purposes of such invalid or unenforceable term or provision.
Section 7.11Counterparts; Effectiveness. This Agreement may be executed in several counterparts, each of which shall be deemed an original and all of which shall constitute one and the same instrument. Counterparts may be delivered via electronic mail (including pdf or any electronic signature complying with the U.S. federal ESIGN Act of 2000, e.g., www.docusign.com) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes. This Agreement will become effective when each party hereto will have received a counterpart hereof signed by the other party hereto. Until and unless each party has received a counterpart hereof signed by the other party hereto, this Agreement will have no effect and no party will have any right or obligation hereunder (whether by virtue of any oral or written agreement or any other communication).
Section 7.12Termination. This Agreement will automatically terminate and be of no further force or effect and, except as provided in Section 3.2, the parties hereto will have no further liability hereunder, and the CVRs will expire without any consideration or compensation therefor, upon the expiration of the CVR Term. The termination of this Agreement will not affect or limit the right of Holders to receive the CVR Payments under Section 2.4 to the extent earned prior to the termination of this Agreement, and the provisions applicable thereto will survive the expiration or termination of this Agreement until such CVR Payments have been made, if applicable.
Section 7.13Construction.

(a)For purposes of this Agreement, whenever the context requires: the singular number shall include the plural, and vice versa; the masculine gender shall include the feminine and neuter genders; the feminine gender shall include the masculine and neuter genders; and the neuter gender shall include masculine and feminine genders.
(b)As used in this Agreement, the words “include” and “including,” and variations thereof, shall not be deemed to be terms of limitation, but rather shall be deemed to be followed by the words “without limitation.”
(c)The headings contained in this Agreement are for convenience of reference only, will not be deemed to be a part of this Agreement and will not be referred to in connection with the construction or interpretation of this Agreement.
(d)Unless stated otherwise, “Article” and “Section” followed by a number or letter mean and refer to the specified Article or Section of this Agreement. The term “Agreement” and any reference in this Agreement to this Agreement or any other agreement or document includes, and is a reference to, this Agreement or such other agreement or document as it may have been, or may from time to time be, amended, restated, replaced, supplemented or novated and includes all schedules to it.
(e)A period of time is to be computed as beginning on the day following the event that began the period and ending at 4:30 p.m. (Eastern Time) on the last day of the period, if the last day of the period is a Business Day, or at 4:30 p.m. (Eastern Time) on the next Business Day if the last day of the period is not a Business Day.
(f)Any reference in this Agreement to a date or time shall be deemed to be such date or time in New York, New York, United States, unless otherwise specified. The parties hereto and the Company have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties and the Company and no presumption or burden of proof shall arise favoring or disfavoring any Person by virtue of the authorship of any provision of this Agreement.
(g)References to “cash,” “dollars” or “$” are to U.S. dollars.

[Remainder of page intentionally left blank]

IN WITNESS WHEREOF, each of the parties has caused this Agreement to be executed as of the day and year first above written.

Coherus Oncology, Inc.

By:  /s/ Dennis M. Lanfear
Name: Dennis M. Lanfear
Title: Chief Executive Officer

IN WITNESS WHEREOF, each of the parties has caused this Agreement to be executed as of the day and year first above written.

Equiniti Trust Company, LLC

By: /s/ Martin KnappName: Martin KnappTitle: Senior Vice President

Annex A

Legacy BioSim Assets

1.	Cell lines:
a.	CHS-0214 Enbrel (etanercept)
b.	CHS-2020 Eylea (aflibricept)
c.	CHS-5217 Avastin (bevacizumab)
d.	CHS-4028 Rituxan (rituximab)
e.	CHS-4102 Remicade (infliximab)
f.	CHS-1138 Soliris (eculizumab)
g.	CHS-1225 Tysabri (natalizumab)
h.	CHS-4714 Stelara (Ustekinumab)
i.	CHS-4014 Prolia /Xgeva (denosumab)
j.	CHS-3351 Lucentis (ranibizumab)

2.	Pfizer license agreement
a.	License and Settlement Agreement, dated as of October 21, 2019, by and between the Company and Pfizer Inc.

3.	Patents

Application TitleApp No.Patent No.App Status

a. STABLE AQUEOUS FORMULATIONS OF ADALIMUMAB	15/726,165	10,159,732	Issued
b. Stable Aqueous Formulations Of Adalimumab	15/726,195	10,207,000	Issued
c. Stable Aqueous Formulations Of Adalimumab	15/726,215	10,159,733	Issued
d. Stable Aqueous Formulations Of Adalimumab	15/799,851	10,155,039	Issued
e. STABLE AQUEOUS FORMULATIONS OF AFLIBERCEPT	16/297,387	11,667,702	Issued
f. STABLE AQUEOUS FORMULATIONS OF AFLIBERCEPT	16/566,847	11,426,446	Issued/drop

4.	Materials that are exclusively related to the Legacy Biosim Assets including, but not limited to, laboratory notebooks, regulatory filings, and product samples.